UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 21, 2004

AMERICAN WATER STAR, INC.

(Exact name of registrant as specified in charter)

Nevada	000-22785	87-0636498
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4560 South Decatur Boulevard
Suite 301
Las Vegas, Nevada	89103
(Address of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including are code: (702) 740-7036

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Laurus Fund Financing Transaction

        On October 28, 2004, American Water Star, Inc. (the "Company") completed a $5 million financing transaction with Laurus Master Fund, Ltd., a Cayman Islands corporation ("Laurus"). Under the terms of the Laurus financing the Company issued a Secured Convertible Term Note (the "Note") in the aggregate principal amount of $5,000,000 and a warrant (the "Warrant") to purchase an aggregate of 2,543,860 shares of the Company's common stock at $0.66 per share for five years. The Note is convertible into shares of the Company's common stock based upon the average closing price of the Common Stock for the five trading days preceding repayment, which may not be greater than or equal to one hundred and ten percent (110%) of the Fixed Conversion Price and the amount of conversion can not exceed twenty-five percent (25%) of the aggregate dollar trading amount for the previous twenty-two days of the repayment date.

        Net proceeds to the Company from the financing, after payment of fees and expenses to Laurus and its affiliates, were $4,752,156.41. The proceeds will be utilized by the Company for general working capital.

        The following describes certain material terms of the financing transaction with Laurus. The description below is not a complete description of all terms of the financing transaction and is qualified in its entirety by reference to the agreements entered into in connection with the financing, which are included as exhibits to this Current Report.

Note Maturity Date and Interest Rate. The Note matures on October 26, 2007 absent earlier redemption by the Company or conversion by Laurus, as described below. Annual interest on the Note is equal to the "prime rate" published in the The Wall Street Journal from time to time, plus three percent (3.0%), provided, that, such annual rate shall not be less than six percent (6.0%) and no more than nine percent (9.0%), subject to certain downward adjustments resulting from certain circumstances relating to the trading value of the Common Stock.

Payment of Interest and Principal. Interest on the Note is payable monthly in arrears on the first day of each moth during the term of the Note, commencing on December 1, 2004. In addition, commencing on February 1, 2005, the Company is required to make monthly principal payments of $151,515.15 per month (together, with any accrued and unpaid interest to date on such portion of the Principal Amount plus any and all other amounts which are then owing under the Note, the ("Monthly Payment Amount").

Note Conversion Rights. All or a portion of the outstanding principal and interest due under the Note may be converted into shares of the Company's common stock upon satisfaction of certain conditions. The fixed conversion price under the Note is $0.57 per share, (the "Fixed Conversion Price"). In no event shall Laurus exceed an aggregate of 3,898,136 shares of common stock without the prior approval of the Company's stockholders.

        Laurus may, at any time, convert the outstanding indebtedness of the Note into shares of Common Stock at the then applicable Fixed Conversion Price.

        Laurus shall be required to convert into shares of common stock the Monthly Payment Amount in the event that (i) the average closing price of the Company's common stock for the five trading days preceding the due date of a Monthly Payment Amount is greater than 110% of the Fixed Conversion Price ($0.627 per share), and (ii) the amount of conversion does not exceed 25% of the aggregate dollar trading volume of the Company's common stock for the 22 trading days immediately preceding the payment date.

        In the event that all or any portion of the Monthly Payment Amount is paid in cash, the Company shall be required to pay Laurus an amount equal to 102% of the Monthly Amount of the cash portions of the Monthly Payment Amount being paid.

Warrant Terms. The Warrant grants Laurus the right to purchase up to 2,543,860 shares of Common Stock of the Company at an exercise price of $0.66 per share. The Warrants expires on October 26, 2009.

Restrictions on Conversion of Note and Exercise of Warrant. Notwithstanding anything to the contrary set forth above, the Company may pay amounts due under the Note in shares of its Common Stock only so long as there is an effective registration statement on file covering the resale of such shares or an exemption from such registration is available under Rule 144 of the Securities Act. In addition, Laurus is not entitled to receive shares upon exercise of the Warrant, upon payment of principal and interest on the Note, or upon conversion of the Note if such receipt would cause Laurus to be deemed to beneficially own in excess of 4.99% of the outstanding shares of the Company's Common Stock on the date of issuance of such shares. Such provision may be waived by Laurus upon 75 days prior written notice to the Company, except that at no time shall the beneficial ownership exceed 19.99% of the Company's outstanding shares of Common Stock.

Right to Redeem Note. The Company has the option of prepaying the outstanding Amortizing Principal Amount in whole or in part by paying an amount equal to 125% of the principal amount being redeemed by giving at least 7 business days prior written notice of redemption to Laurus.

Security for Note. The Note is secured by a stock pledge of All-Star Beverages, a subsidiary of the Company, pursuant to the Subsidiary Guaranty and a blanket lien on substantially all of the Company's assets pursuant to the terms of a Security Agreement executed by the Company. If an event of default occurs under the Security Agreement or Note, Laurus has the right to accelerate payments under the Note and, in addition to any other remedies available to it, foreclose upon the assets securing the Note.

Registration Rights. Pursuant to the terms of the Registration Rights Agreement between Laurus and the Company, the Company is obligated to file a registration statement registering the resale of shares of the Company's Common Stock issuable upon conversion of the Note and exercise of the Warrant. The Company is required to file a registration statement on or before December 10, 2004 and have the registration statement declared effective on or prior to February 3, 2005. If the registration statement is not timely filed, or declared effective within the timeframe described, or if the registration is suspended other than as permitted, in the Registration Rights Agreement, the Company will be obligated to pay Laurus a fee equal to 2.0% of the original principal amount of the Note for each 30 day period (pro rated for partial periods) that such registration conditions are not satisfied.

Right of Laurus to Make an Additional Investment. The Company has granted Laurus the right, exercisable in the 270 day period following closing of the financing, to complete an additional financing of up to $2 million on substantially the same terms and conditions as the financing transaction described above.

Right of First Refusal. Subject to certain exceptions, the Company has granted Laurus a right of first refusal to provide additional financing to the Company in the event that the Company proposes additional debt financing or to sell any equity securities of the Company.

Additional Restrictions. The financing documents contain certain restrictions regarding the operation of the Company while 25% of the principal amount of the Note is outstanding. Such restrictions include the Company's agreement that, except with Laurus' prior written consent (such consent not to be unreasonably withheld), it will not issue any (i) debt securities with a continuously variable/floating conversion feature which are or could be (by conversion or registration) free-trading securities, or (ii) any equity securities with a continuously variable/floating conversion feature which are or could be (by conversion or registration) free-trading securities, provided that no consent shall be necessary on the issuance of equity securities having such a variable/floating conversion feature where the conversion price is subject to a specified minimum "floor" price per share.

        In addition, the financing documents, among other things, (i) prohibit the Company from paying dividends (other than the previously announced spin-off of New Age Packaging), issuing any preferred stock that is manditorily redeemable, or redeem any of its preferred stock or other equity interests, (ii) prohibit the Company from incurring additional debt other than (1) trade debt and debt incurred to finance the purchase of equipment, (2) any indebtedness incurred in connection with the purchase of assets in the ordinary course of business, (3) cancel any indebtedness owing to it in excess of $50,000 in the aggregate during any 12 month period, or (4) assume, guarantee, endorse or otherwise become liable in connection with any obligations of any other Person, except the endorsement of negotiable instruments by the Company for deposit or collection or similar transactions in the ordinary course of business.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant.

        The Company incurred a direct $5 million financial obligation through execution of the Laurus note on October 26, 2004. The Note is secured by a stock pledge of All-Star Beverages, Inc., a subsidiary of the Company, as well as a blanket lien on all of the assets of the Company. Subject to applicable cure periods, amounts borrowed from Laurus are subject to acceleration upon the occurrence of listed events of default, including: (i) failure to pay principal, interest and fees, (ii) breach of contract, (iii) bankruptcy, (iv) change of control, and (v) failure to deliver shares of common stock upon conversion. In addition to the acceleration, the amount due and owing shall be one hundred thirty percent (130%) of the outstanding principal balance of the Note.

See Item 1.01 of this Current Report, for a complete discussion of the terms of the Laurus transaction.

Item 3.02 Unregistered Sales of Equity Securities

        On October 26, 2004, the Company entered into an $5,000,000 credit facility with Laurus Master Fund, Ltd., whereby the Company executed an $5,000,000 convertible term note and issued Laurus a warrant to purchase 2,543,860 shares of its common stock at $0.66 per share. The Company believes that the sale of the convertible term note and issuance and sale of the warrants was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Regulation D Rule 506. The shares were issued directly by the Company and did not involve a public offering or general solicitation. The recipient of the shares was afforded an opportunity for effective access to files and records of the Company that contained the relevant information needed to make its investment decision, including the financial statements and Exchange Act reports. The Company reasonably believed that the recipient, immediately prior to issuing the shares, had such knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of their investment. The recipient had the opportunity to speak with the Company's management on several occasions prior to its investment decision. In connection with the Laurus financing, the Company paid Laurus a management fee of $180,000, plus $29,500 for Laurus' due diligence and legal fees, and $2,000 in escrow fees. Further, the Company paid a cash finder's fee of $500,000 and issued 500,000 shares of the Company's common stock, which the Company agreed to register as part of the Laurus registration statement.

        The Company believes the issuance of the 500,000 shares was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2). The shares were issued directly by the Company and did not involve a public offering or general solicitation. The recipient of the shares was afforded an opportunity for effective access to files and records of the Company that contained the relevant information needed to make their investment decision, including the Company's financial statements and 34 Act reports. The Company reasonably believed that the recipient, immediately prior to issuing the shares, had such knowledge and experience in its financial and business matters that they were capable of evaluating the merits and risks of their investment. The recipient had the opportunity to speak with the Company's president and directors on several occasions prior to their investment decision.

        See Item 1.01 of this Current Report, for a complete discussion of the terms of the Laurus transaction.

Item 3.03 Material Modification to Rights of Security Holders

        Prior to completion of the Laurus financing discussed in Item 1.01 above, the Company was required to obtain waivers from all Security Holders in connection with the Redwood Grove financing of February 19, 2004 disclaiming their right of first refusal and waiving preemptive rights for no additional offerings.

Item 7.01 Regulation FD Disclosure

        On November 3, 2004, the Company issued a press release announcing completion of the $5.0 million Laurus financing facility described in Item 1.01 above.

The press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference. The press release and the information in 7.01 of this Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events

        On October 21, 2004, the Company announced that an investor conference call would be held at 4:15 p.m. Eastern Standard Time on Thursday, October 28, 2004. A recording of the conference call will be available for approximately 30 days at the following number:

        Call 1-800-977-8002 in the United States or Canada; or

        Call 1-404-920-6650 in the Atlanta Area or Internationally

        Pin Code: Press * then 474341

A copy of the press release is attached hereto as exhibit 99.2.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Exhibit Title of Description
4.1	Securities Purchase Agreement, dated October 26, 2004 between the Company and Laurus Master Fund, Ltd.
4.2	Registration Rights Agreement, dated October 26, 2004 between the Company and Laurus Master Fund, Ltd.
4.3	Master Security Agreement, dated October 26, 2004 in favor of Laurus Master Fund, Ltd.
4.4	Subsidiary Guaranty, dated October 26, 2004 between the All-Star Beverages, the Company's subsidiary, and Laurus Master Fund, Ltd.
99.1	Press Release of the Company, dated November 3, 2004 relating to the completion of the $5.0 million Laurus financing transaction.
99.2	Press Release of the Company, dated October 21, 2004 announcing investor conference call.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WATER STAR, INC.

By: /s/ Roger Mohlman

        Roger Mohlman, President

Date: November 3, 2004